SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             -----------------------

                                   FORM 8-K/A


                               AMENDMENT NO. 1 TO
                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                             -----------------------


                    Date of Report
                   (Date of earliest
                    event reported):        August 2, 1999


                             A. O. Smith Corporation
             (Exact name of registrant as specified in its charter)


            Delaware                   1-475                 39-0619790
         (State or other           (Commission File        (IRS Employer
          jurisdiction of             Number)              Identification No.)
          incorporation)


                P.O. Box 245009, Milwaukee, Wisconsin 53224-9509
          (Address of principal executive offices, including zip code)


                                 (414) 359-4000
                         (Registrant's telephone number)

A. O. Smith Corporation (the Company) hereby amends Item 7 of the Company's Current Report on Form 8-K dated August 2, 1999, reporting the Company's acquisition of substantially all of the assets of the motors business (the Motors Business) of MagneTek, Inc. (MagneTek) to include the requisite historical financial statements of the Motors Business and pro forma financial statements of the Company. The complete text of Item 7 as amended is as follows:

Item 7 - Financial Statements, Pro Forma Financial Statements and Exhibits

     (a) Financial Statements of Business Acquired

     Financial statements of MagneTek's Motors Business are included as follows:

     As of June 30, 1999, and for the year ended June 30, 1999.
          o    Report of Independent Auditors
          o Combined Statement of Assets, Liabilities and Parent Company Investment
          o    Combined  Statement  of  Revenues,  Expenses  and Parent  Company
               Investment
          o    Combined Statement of Cash Flows
          o    Notes to Combined Financial Statements

     (b) Pro Forma Financial Information

     Pro forma financial statements of A. O. Smith Corporation are included as follows:

     Pro Forma Condensed Consolidated Financial Statements
     o Condensed Consolidated Balance Sheet as of June 30, 1999, and related notes
     o Condensed Consolidated Statements of Earnings for the year ended December 31, 1998 and six months ended June 30, 1999, and related notes

     (c) Exhibits

     The exhibits listed in the accompanying Exhibit Index are filed as part of this Current Report on Form 8-K.

                         Report Of Independent Auditors


The Board of Directors
MagneTek, Inc.


We have audited the accompanying combined statement of assets, liabilities and parent company investment of the Motors Business of MagneTek, Inc. as of June 30, 1999, and the related combined statement of revenues, expenses and parent company investment and cash flows for the year ended June 30, 1999. These financial statements are the responsibility of MagneTek, Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Motors Business of MagneTek, Inc. as of June 30, 1999, and the combined results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


                                                              ERNST & YOUNG LLP


Milwaukee, Wisconsin
September 24, 1999

                         MagneTek, Inc. Motors Business

                  Combined Statement of Assets, Liabilities and
                            Parent Company Investment

                                  June 30, 1999
                             (Dollars in Thousands)


Assets
Current assets:
   Cash                                                             $  6,049
   Trade receivables, net of allowance for
     doubtful accounts of $2,417                                      63,739
   Receivable from affiliated companies                                5,165
   Inventories                                                        58,743
   Other current assets                                                2,330
                                                             -----------------
Total current assets                                                 136,026

Property, plant and equipment, net                                    66,215
Goodwill, net                                                         10,195
Other assets                                                              40
                                                             -----------------
Total assets                                                        $212,476
                                                             =================

Liabilities and parent company investment
Current liabilities:
   Accounts payable                                                 $ 23,433
   Payable to affiliated companies                                     7,013
   Accrued payroll and benefits                                        7,407
   Accrued warranty                                                    4,511
   Accrued income taxes                                                  594
   Other accrued liabilities                                           3,874
                                                             -----------------
Total current liabilities                                             46,832

Deferred income taxes                                                     45

Commitments and contingencies (Note 6)

Parent company investment                                            165,599
                                                             -----------------
Total liabilities and parent company investment                     $212,476
                                                             =================


See accompanying notes which are an integral part of these statements.

                         MagneTek, Inc. Motors Business

                  Combined Statement of Revenues, Expenses and
                            Parent Company Investment

                        For the year ended June 30, 1999
                             (Dollars in Thousands)


Net sales                                                           $382,086
Cost of products sold                                                315,193
                                                             -----------------
Gross profit                                                          66,893

Selling, general and administrative expenses                          45,530
Research and development expenses                                      2,331

Parent company allocations:
   Interest expense                                                   12,019
   Other expense                                                      12,426
                                                             -----------------
Loss before income taxes                                              (5,413)
Income tax benefit                                                    (1,732)
                                                             -----------------
Net loss                                                              (3,681)

Parent company investment, beginning of year                         156,060
Parent company investment activity, net                               13,220
                                                             -----------------
Parent company investment, end of year                              $165,599
                                                             =================



See accompanying notes which are an integral part of these statements.

                         MagneTek, Inc. Motors Business

                        Combined Statement of Cash Flows

                        For the year ended June 30, 1999
                             (Dollars in Thousands)


Operating activities
Net loss                                                         $  (3,681)
Adjustments to reconcile net loss to net cash provided by
  operating activities:
     Depreciation and amortization                                  13,042
     Changes in other operating items:
       Trade receivables                                            (4,028)
       Receivable from affiliated companies                          3,073
       Inventories                                                  (3,891)
       Other current assets                                           (722)
       Accounts payable                                             (4,775)
       Payable to affiliated companies                               4,944
       Accrued liabilities                                             (47)
                                                             -----------------
Net cash provided by operating activities                            3,915

Investing activities
Capital expenditures                                               (14,854)

Financing activities
Increase in Parent company investment                               13,220

                                                             -----------------
Net increase in cash                                                 2,281
Cash at beginning of year                                            3,768
                                                             -----------------
Cash at end of year                                              $   6,049
                                                             =================


See accompanying notes which are an integral part of these statements.

                         MagneTek, Inc. Motors Business

                     Notes to Combined Financial Statements

                                  June 30, 1999


1. Basis of Presentation

The accompanying combined financial statements present, on a historical cost basis, the assets, liabilities, revenues and expenses related to the motors business (the Motors Business) of MagneTek, Inc. (MagneTek). The Motors Business consists of those assets and liabilities of MagneTek located in the United States used in the production and sale of electric motors and the operations of six wholly-owned subsidiaries of MagneTek located in Hungary, Mexico, the United Kingdom, Canada, Singapore and the Netherlands. On June 28, 1999, MagneTek entered into an Asset Purchase Agreement with A. O. Smith Corporation (A. O. Smith or the Company) for the sale of its Motors Business (see Note 7). Not included in the purchase of the Motors Business, and therefore, excluded from the accompanying combined financial statements, are the assets and liabilities of the generator business of MagneTek, which were sold, effective as of April 26, 1999, to another company.

The financial information included herein includes certain allocations of expenses based on historical data and/or management's estimates (see Note 2). Therefore, the accompanying combined financial statements may not necessarily reflect the combined financial position, results of operations or cash flows of the Motors Business in the future, or the combined financial position, results of operations or cash flows of the Motors Business had it existed as a separate, stand-alone company during the period presented.

The Motors Business operates in one business segment, the design, manufacture, sale and distribution of fractional, integral and direct current electric motors, which are sold throughout the United States and several foreign countries to a number of customers.

MagneTek uses a fifty-two, fifty-three week fiscal year which ends on the Sunday nearest June 30. For clarity of presentation, the combined financial statements are presented as if the year ended on June 30. All significant intercompany accounts and transactions have been eliminated in the combined financial statements.

                         MagneTek, Inc. Motors Business

2. Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the accompanying financial statements and notes. Actual results could differ from those estimates.

Fair Values

The  carrying   amounts  of  cash,   trade   receivables  and  accounts  payable
approximated fair value as of June 30, 1999.

Foreign Currency Translation

For all subsidiaries outside the United States with the exception of Mexico and Hungary, the Motors Business uses the local currency as the functional currency. For these operations, assets and liabilities are translated into U.S. dollars at year-end exchange rates, and revenues and expenses are translated at weighted-average exchange rates. Gains and losses from foreign currency transactions are included in net earnings.

Inventory Valuation

Inventories are carried at lower of cost or market. Cost is determined on the first in, first out method.

Property, Plant and Equipment

Property, plant and equipment are stated at cost. Depreciation is provided over the estimated useful lives of the respective assets principally on the straight-line method. Interest costs capitalized totaled $426,000 for the year ended June 30, 1999.

                       MagneTek, Inc. Motors Business

2. Significant Accounting Policies (continued)

Goodwill

Goodwill, representing the excess of cost over net assets of businesses acquired, is stated at cost and is amortized on a straight-line basis over 40 years. Accumulated amortization at June 30, 1999 totaled $3,253,000. Amortization charged to operations totaled $375,000 for the year ended June 30, 1999.

Impairment of Long-Lived Assets

Property, plant and equipment and goodwill are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the sum of the expected undiscounted cash flows is less than the carrying value of the related asset or group of assets, a loss is recognized for the difference between the fair value and carrying value of the related asset.

Revenue Recognition

The Motors Business recognizes revenue upon shipment of product to the customer.

Parent Company Allocations

MagneTek has historically provided various services to the Motors Business, including income tax, internal audit, employee benefits, legal, risk management, strategic and treasury related services. Determination of the costs associated with these services that relate directly to the Motors Business is not practicable; accordingly, the amounts presented in the accompanying combined financial statements related to these services reflect estimates, which management of MagneTek believes were reasonable and appropriate in the circumstances. Management of MagneTek does not believe that such estimates would differ materially from actual amounts had it been practicable to specifically identify such actual amounts.

In addition to the above allocations, interest expense in the accompanying combined financial statements is allocated to the Motors Business based on the proportionate share of the debt incurred by MagneTek on behalf of the Motors Business to MagneTek's total consolidated debt.

                       MagneTek, Inc. Motors Business

2. Significant Accounting Policies (continued)

Research and Development

Research and development costs are charged to expense as incurred.

Derivative Instruments

MagneTek utilizes derivative financial instruments to reduce commodity and financial market risks. Certain of these instruments are used to hedge copper material purchases and foreign currency exposures of the Motors Business. MagneTek does not use derivative financial instruments for speculative or trading purposes.

3. Inventories

Inventories at June 30, 1999, consist of the following (dollars in thousands):

                Finished products                                    $33,977
                Work in process                                       14,736
                Raw materials                                         10,030
                                                             ------------------
                                                                     $58,743
                                                             ==================

4. Property, Plant and Equipment

Property, plant and equipment at June 30, 1999, consist of the following (dollars in thousands):

                Land                                                 $   796
                Buildings and improvements                            15,223
                Machinery and equipment                              149,706
                                                             ------------------
                                                                     165,725
                Less accumulated depreciation                        (99,510)
                                                             ------------------
                                                                     $66,215
                                                             ==================

                       MagneTek, Inc. Motors Business

5. Income Tax

The domestic results of operations of the Motors Business have been included in the consolidated federal income tax returns of MagneTek and all domestic income tax payments have been made by MagneTek. The income tax benefit of the Motors Business for the year ended June 30, 1999 has been determined using the overall effective income tax rate of MagneTek for its year ended June 30, 1999. Deferred income tax assets and liabilities related to the temporary differences of the domestic Motors Business are recorded by MagneTek and are not included in the accompanying combined financial statements.

6. Commitments and Contingencies

Pension and Other Postretirement Benefits

Substantially all domestic salaried and hourly employees of the Motors Business are covered by defined-benefit retirement plans and health care plans sponsored by MagneTek. Liabilities in connection with such employee benefits are not included in the accompanying combined financial statements.

In connection  with the sale of the Motors Business to A. O. Smith (see Note 7),
A. O. Smith will provide the transferred employees with identical pension benefits. A determination shall be made of the accrued benefits and related assets of the transferred employees. A. O. Smith shall pay MagneTek for any excess of allocated assets over accrued benefits or MagneTek shall pay A. O. Smith for any excess of accrued benefits over allocated assets of the transferred employees. Such determination has not yet been performed.

A. O. Smith assumed liability for retiree health care benefits in respect of the transferred employees who were employees of the Motors Business prior to January 1, 1992.

Certain employees of the Motors Business participate in a defined-contribution savings plan sponsored by MagneTek. In connection with the sale of the Motors Business, A. O. Smith will provide the transferred employees with identical benefits.

                       MagneTek, Inc. Motors Business

6. Commitments and Contingencies (continued)

Leases

The Motors Business leases certain facilities and machinery and equipment primarily under operating lease arrangements. Rent expense for the year ended June 30, 1999 totaled $3.4 million. Future minimum payments under noncancelable operating leases as of June 30, 1999, total $13.7 million and are payable in future fiscal years as follows: in 2000-$2.8 million; in 2001-$2.0 million; in 2002-$1.9 million; in 2003-$1.9 million; in 2004-$1.9 million and thereafter-$3.2 million.

Environmental and Legal Matters

Prior to its purchase by MagneTek in 1986, Century Electric, Inc. (Century Electric), the former parent of the Motors Business, acquired a business from Gould Inc. (Gould) in May 1983 which included a leasehold interest in a fractional horsepower electric motor manufacturing facility located in McMinnville, Tennessee. In connection with this acquisition, Gould agreed to indemnify Century Electric from and against liabilities and expenses arising out of the handling and cleanup of certain waste materials, including but not limited to cleaning up any PCBs at the McMinnville facility (the 1983
Indemnity). Investigation has revealed the presence of PCBs and other substances, including solvents, in portions of the soil and in the groundwater underlying the facility and in certain offsite soil, sediment and biota samples. Century Electric has kept the Tennessee Department of Environment and Conservation, Division of Superfund, apprised of test results from the investigation. The McMinnville plant has been listed as a Tennessee inactive hazardous substance site, a report on that site has been presented to the
Tennessee legislature and community officials and plant employees have been notified of the presence of contaminants as described above. In 1995, Gould completed an interim remedial measure of excavating and disposing onsite soil containing PCBs. Gould also conducted preliminary investigation and cleanup of certain onsite and offsite contamination. The cost of any further investigation and cleanup of onsite and offsite contamination cannot presently be determined. Subsequent to year end, MagneTek sold its leasehold interest in the McMinnville plant to A. O. Smith (see Note 7) and believes that the costs for further onsite and offsite cleanup (including ancillary costs) are covered by the 1983
Indemnity. While MagneTek believes that Gould will continue to perform substantially under its indemnity obligations, Gould's substantial failure to perform such obligations could have a material adverse effect on the Motors Business.

                       MagneTek, Inc. Motors Business

6. Commitments and Contingencies (continued)

Due to the nature of its business, the Motors Business has been exposed to other potential liabilities related to environmental matters. In addition, the Motors Business is involved in legal proceedings during the ordinary course of business. In the opinion of management of MagneTek, other than the above environmental matter in McMinnville, Tennessee, such environmental and legal matters are not expected to have a material impact on the Motors Business' future operating results or financial position.

7. Subsequent Event

On August 2, 1999, MagneTek sold the Motors Business to A. O. Smith for $253 million subject to certain post closing adjustments. The sale was made pursuant to an Asset Purchase Agreement between MagneTek and A. O. Smith dated June 28, 1999.

                             A. O. Smith Corporation
                        Pro Forma Condensed Consolidated
                              Financial Statements
                                   (Unaudited)


The following unaudited pro forma condensed consolidated balance sheet and statements of earnings (collectively, the Pro Forma Statements) were prepared to illustrate the estimated effects of the acquisition (the Acquisition) of substantially all of the assets of the motors business (the Motors Business) of MagneTek, Inc. (MagneTek) by A. O. Smith Corporation (the Company), as if the acquisition had occurred for balance sheet presentation purposes as of June 30, 1999, and for statement of earnings purposes as of the beginning of the respective periods presented.

The Pro Forma Statements do not purport to represent what the Company's financial position or results of operations would actually have been if the Acquisition in fact had occurred as of June 30, 1999, or as of the beginning of the periods indicated, or to project the Company's financial position or results of operations for any future date or period.

The pro forma adjustments are based upon available information and upon certain assumptions that the Company believes are reasonable. The Pro Forma Statements and accompanying notes should be read in conjunction with the historical consolidated financial statements of the Company, including the notes thereto.

The Acquisition will be accounted for using the purchase method of accounting. The total purchase price of $253 million will be allocated to the assets and liabilities of the Motors Business based upon their respective fair values, with the remainder allocated to goodwill. For purposes of the Pro Forma Statements, such allocation has been made based upon valuations and other studies, which may be subject to adjustment. Accordingly, the allocation of the purchase price included in the accompanying Pro Forma Statements is preliminary. The final values may differ from those set forth in the historical consolidated financial statements of the Company and from those set forth herein.

            Unaudited Pro Forma Condensed Consolidated Balance Sheet

                                  June 30, 1999
                             (Dollars in Thousands)

                                                        Historical
                                             --------------------------------
                                                    The          Motors           Pro Forma
                                                  Company        Business         Adjustments           Pro Forma
                                             -----------------------------------------------------------------------

Assets
Current assets:
   Cash and cash equivalents                      $ 31,703       $  6,049       $ (35,944)(1,2)        $    1,808
   Receivables                                     165,335         68,904          (5,165)(3)             229,074
   Inventories                                     102,392         58,743             400 (1)             161,535
   Deferred income taxes                            10,343              -               -                  10,343
   Other current assets                              5,932          2,330               -                   8,262
                                             -----------------------------------------------------------------------
Total current assets                               315,705        136,026         (40,709)                411,022

Net property, plant and equipment                  254,482         66,215          14,652 (1)             335,349
Goodwill and other intangibles                     147,827         10,195          97,597 (1,4)           255,619
Other assets                                        89,974             40               - (1,5)            90,014
                                             -----------------------------------------------------------------------
Total assets                                      $807,988       $212,476       $  71,540              $1,092,004
                                             =======================================================================




See accompanying notes to unaudited pro forma condensed consolidated balance sheet.

            Unaudited Pro Forma Condensed Consolidated Balance Sheet

                                  June 30, 1999
                             (Dollars in Thousands)

                                                        Historical
                                             --------------------------------
                                                    The          Motors           Pro Forma
                                                  Company        Business         Adjustments           Pro Forma
                                             -----------------------------------------------------------------------

Liabilities and stockholders' equity
Current liabilities:
   Trade payables                                $  83,223       $ 30,446        $ (7,013)(3)          $  106,656
   Accrued payroll and benefits                     28,255          7,407               -                  35,662
   Product warranty                                  7,749          4,511               -                  12,260
   Accrued income taxes                              6,063            594               -                   6,657
   Long-term debt due within one year                4,629              -               -                   4,629
   Other current liabilities                        23,609          3,874           7,948 (1)              35,431
                                             -----------------------------------------------------------------------
Total current liabilities                          153,528         46,832             935                 201,295

Long-term debt                                     131,212              -         223,000 (1)             354,212
Other liabilities                                   58,347              -          13,204 (1,5)            71,551
Deferred income taxes                               47,286             45               -                  47,331

Stockholders' equity:
  Class A common stock                              43,668              -               -                  43,668
  Common stock                                      23,816              -               -                  23,816
  Capital in excess of par value                    51,434              -               -                  51,434
  Retained earnings                                519,434              -               -                 519,434
  Accumulated other comprehensive
     income                                         (2,461)             -               -                  (2,461)
  Treasury stock at cost                          (218,535)             -               -                (218,535)
  Parent company investment                              -        165,599        (165,599)(1-5)                 -
                                             -----------------------------------------------------------------------
Total stockholders' equity                         417,615        165,599        (165,599)                417,615
                                             -----------------------------------------------------------------------
Total liabilities and stockholders' equity       $ 807,988       $212,476        $ 71,540              $1,092,004
                                             =======================================================================




See accompanying notes to unaudited pro forma condensed consolidated balance sheet.

        Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet

                             (Dollars in Thousands)

(1) On August 2, 1999, the Company acquired substantially all of the assets and assumed certain liabilities of the Motors Business of MagneTek for $253 million. The Company funded the acquisition through available cash ($42 million), proceeds from the issuance of commercial paper ($103 million) and borrowings under a revolving credit facility and available lines of credit ($108 million). The Acquisition will be accounted for by the Company using the purchase method of accounting. The total purchase price will be allocated to assets acquired and liabilities assumed of the Motors Business based upon their respective fair values, with the remainder allocated to goodwill. The aggregate purchase price and its preliminary allocation to the assets and liabilities of the Motors Business are as follows:


     Purchase price                                                    $252,944
     Direct costs of acquisition                                          2,065
                                                                    ------------
     Total purchase price                                              $255,009
                                                                    ============

     The total purchase price is allocated as follows:

       Net assets acquired at historical cost                          $151,547
       Revaluation of inventories                                           400
       Adjustment of property, plant and equipment to
         estimated fair values                                           14,652
       Intangible assets, including assembled workforce
         and customer lists                                              13,554
       Current liabilities established in connection
         with the Acquisition                                            (7,948)
       Long-term liabilities established in connection
         with the Acquisition                                           (11,434)
       Excess purchase price over net assets acquired
         allocated to goodwill                                           94,238
                                                                    ------------
     Total purchase price                                              $255,009
                                                                    ============

(2) To eliminate $3,935 in domestic cash of the Motors Business, which was excluded from the Acquisition purchase transaction.

(3) To eliminate receivable and payable balances due from/to affiliated companies at June 30, 1999.

(4) To eliminate recorded goodwill of $10,195 of the Motors Business at June 30, 1999.

(5) Represents the assumed liability of $1,770 for retiree health care benefits in respect of the transferred employees who were employees of the Motors Business prior to January 1, 1992, which was included on the MagneTek financial statements at June 30, 1999. No amounts have been accrued for pension related benefits.

                   Unaudited Pro Forma Condensed Consolidated
                              Statement of Earnings

                          Year ended December 31, 1998
                (Dollars in Thousands, Except Per Share Amounts)

                                                        Historical
                                             --------------------------------
                                                    The          Motors           Pro Forma
                                                  Company        Business         Adjustments           Pro Forma
                                             -----------------------------------------------------------------------
Net sales                                         $917,569       $382,086        $      -              $1,299,655
Cost of products sold                              730,543        315,193           1,080 (1)           1,046,816
                                             -----------------------------------------------------------------------
Gross profit                                       187,026         66,893          (1,080)                252,839

Selling, general and administrative
  expenses                                         106,622         47,861           2,625 (1)             157,108
Interest expense                                     6,887         10,990           1,200 (2)              19,077
Interest income                                     (3,828)             -           2,200 (3)              (1,628)
Other expense - net                                  4,382              -               -                   4,382
Parent company allocations                               -          5,345               -                   5,345
                                             -----------------------------------------------------------------------
                                                    72,963          2,697          (7,105)                 68,555
Provision for income taxes                          25,283            863          (2,357)(4)              23,789
                                             -----------------------------------------------------------------------
Earnings before equity in loss of joint
  ventures                                          47,680          1,834          (4,748)                 44,766
Equity in loss of joint ventures                    (3,189)             -               -                  (3,189)
                                             -----------------------------------------------------------------------
Net earnings                                      $ 44,491       $  1,834        $ (4,748)             $   41,577
                                             =======================================================================

Net earnings per share of common stock:
  Basic                                             $ 1.89                                                 $ 1.77
  Diluted                                           $ 1.84                                                 $ 1.72
                                             =============                                             =============


See accompanying notes to unaudited pro forma condensed consolidated statements of earnings.

                   Unaudited Pro Forma Condensed Consolidated
                              Statement of Earnings

                         Six Months ended June 30, 1999
                (Dollars in Thousands, Except Per Share Amounts)


                                                        Historical
                                             --------------------------------
                                                    The          Motors           Pro Forma
                                                  Company        Business         Adjustments           Pro Forma
                                             -----------------------------------------------------------------------
Net sales                                         $520,106       $201,580        $      -                $721,686
Cost of products sold                              415,847        168,511             540 (1)             584,898
                                             -----------------------------------------------------------------------
Gross profit                                       104,259         33,069            (540)                136,788

Selling, general and administrative
  expenses                                          56,966         24,099           1,315 (1)              82,380
Interest expense                                     4,499          5,880             756 (2)              11,135
Interest income                                       (554)             -             554 (3)                   -
Other expense - net                                  3,539              -               -                   3,539
Parent company allocations                               -          9,350               -                   9,350
                                             -----------------------------------------------------------------------
                                                    39,809         (6,260)         (3,165)                 30,384
Provision for (benefit from) income taxes           14,492         (2,003)         (1,429)(4)              11,060
                                             -----------------------------------------------------------------------
Net earnings (loss)                                $25,317       $ (4,257)       $ (1,736)               $ 19,324
                                             =======================================================================

Net earnings per share of common stock:
  Basic                                             $ 1.09                                                 $ 0.83
  Diluted                                           $ 1.07                                                 $ 0.82
                                             =============                                             =============


See accompanying notes to unaudited pro form condensed consolidated statements of earnings.

                     Notes to Unaudited Pro Forma Condensed
                       Consolidated Statements of Earnings

                             (Dollars in Thousands)

(1) Represents adjustments to cost of products sold and selling, general and administrative expenses which are comprised of the following:

                                                     Year ended    Six Months
                                                     December 31, ended June 30,
                                                        1998         1999
                                                     ---------------------------

     Depreciation of property, plant and equipment(a)
       Cost of products sold                            $ 9,720      $ 4,860
       Selling, general and administrative expenses       1,080          540
     Elimination of historical depreciation of
       property, plant and equipment
       Cost of products sold                             (8,640)      (4,320)
       Selling, general and administrative expenses        (960)        (480)
     Amortization of identified intangible assets (b)       730          365
     Amortization of goodwill (c)                         2,150        1,075
     Elimination of historical amortization of goodwill    (375)        (185)

     (a) The valuation of property, plant and equipment is based on preliminary estimates of the fair values of such assets and is subject to change. Depreciation is computed over the remaining estimated useful lives of the respective assets. The useful lives of assets acquired have been conformed to the useful lives used by the Company.

     (b) Approximately $10.2 million of the purchase price has been allocated to identifiable intangible assets. Amortization of such intangible assets is based on lives which are expected to range from 10 to 25 years.

     (c) Amortization of goodwill is based on a useful life of 40 years. The allocation of the purchase price in excess of net assets acquired will differ from that set forth herein upon finalization of detailed valuations and other studies. The amount of the goodwill amortization is an estimate and is subject to change upon finalization of the allocation of such excess. It is not expected that the final allocation of the purchase price will differ materially from that presented herein.

(2) Represents incremental interest expense based upon the pro forma debt of the Company following the Acquisition, at interest rates ranging from 5.66% to 5.89%, as if the Acquisition had been consummated as of the beginning of the periods presented.

                     Notes to Unaudited Pro Forma Condensed
                       Consolidated Statements of Earnings

                             (Dollars in Thousands)


(3) Elimination of interest income as a result of the use of $43 million of available cash to fund a portion of the purchase price.

(4) Represents adjustment to the provision for income taxes on a pro forma basis to reflect the Company's effective tax rate of 34.7% for the year ended December 31, 1998 and 36.4% for the six months ended June 30, 1999.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to be signed on its behalf by the undersigned hereunto duly authorized.

     Date: October 18, 1999


                                                 A. O. Smith Corporation

                                              By /s/W. David Romoser
                                                 -----------------------------
                                                 Vice President, General
                                                 Counsel and Secretary

                             A. O. SMITH CORPORATION

                   Exhibit Index to Current Report on Form 8-K
                              Dated August 2, 1999

Exhibit
Number                             Description
------                             ------------


(2) Asset Purchase Agreement, dated as of June 28, 1999, among MagneTek, Inc., MagneTek, Service (U.K.) Limited and A. O. Smith Corporation. [Previously filed with this Current Report on Form 8-K]

(23)      Consent of Independent Auditors